Golden American Life Insurance Company
PO Box 9271 Des Moines IS 50306-9271 Phone:(800)366-0066
Express Mail; ING ANNUITIES. 909 Locust Street Des Moines, IA 50309-2899 ING SmartDesign Variable Annuity Customer Data Form

                            OWNER                            Male_ Female_
                            Name:______________ SSN# or Tax ID:___________
Type of Contract            Permanent Address:____________________________
Non-Qualified               City:________________ State:____ Zip:_________
_ Regular                   Date of Birth:_______ EMail Address:__________
_ 1035 Exchange*            Telephone: Home_____________ Work_____________
Qualified                   JOINT OWNER(Optional: Non-Qualified Only)
                            Available with Option Package I Only
A. _Initial _Transfer*      Male_ Female_
   _Rollover*               Name:______________ SSN# or Tax ID:___________
B. _ IRA _ 403(b)           Permanent Address:____________________________
   _ Roth IRA               City:_______________ State:_____ Zip:_________
   _ IRA to Roth IRA        Date of Birth:______ EMail Address:___________
   _ SEP-IRA                Telephone: Home_____________ Work_____________
   _ Other_______________   ANNUITANT If other than owner (For Qualified
C. _ Individual             contracts, the Annuitant must also be the
   _ Custodial              owner; Note: annuitant may not be changed)
Tax Year and amount for     Male _ Female_
Which contribution is       Name:_____________ SSN# or Tax ID:____________
being made _______________  Permanent Address:____________________________
*Please attach required     City:______________ State:______ Zip:_________
additional forms.           Date of Birth:______ EMail Address:___________
Option Package:(select one) Telephone: Home_____________ Work_____________ __Option Package I
__Option Package II         BENEFICIARY(S) (Please refer to prospectus
__Option Package III        for details)
Death Benefit, withdrawal      Complete Legal Name     Social Security No.
options and expenses will                   Relationship        Percentage
vary depending on the       Primary:______________________________________
Option Package chosen.      _Primary
Please refer to your        _Contingent___________________________________
prospectus for further      _Primary
details on the Option       Contingent____________________________________
Packages available          PAYMENT INFORMATION
under this contract.        NOTE: The Pre-Authorized Payment Plan may not
SmartStart Option           be available on all types of contracts.)
__Yes  __NO                 Initial Payment:$_______ Make check payable to
(Please select one)         Golden American Life Insurance Company (GALIC)
With the election of this   Transfer/exchange: Estimated initial premium
Option to receive a         $___________________.
Premium credit, I           Internal Exchange: $______ premium paid for
Understand;                 contract being exchanged.
*I will incur an additional _______Initial contract date of contract being
charge for the first 7      exchanged
years of my contract        _____________Contract number of contract being
*I may forfeit all or a     exchanged
part of the premium credit  Pre-Authorized Payment Plan (Installment
in certain circumstances    Contribution) - I authorize (1) GALIC to debit
Including if I make a       the account indicated on the enclosed check
Withdrawal                  for the payment amount indicated on this form;
*Forfeiture of the credit   and (2) the bank indicated on the enclosed
may result in the charge    check to pay GALIC and charge the account
exceeding the amount of     shown on the enclosed check for debits drawn
the credit                  and payable to GALIC as payments under this
Read your prospectus for    contract. (Attach check marked "VOID.")
further details             Preferred Debit Date:___________
                            any day prior to the  28th
                            Amount:_ Monthly$_________  _Quarterly $______
                            _Semiannually$______  _Annually  $______
__________________________
Because each series of the
GET Fund is a limited time
offering, please note that
any initial or subsequent
deposits received for the
GET Fund will be allocated
to the series that is then
available. If no series is
available, your deposit
will be allocated to the
Liquid Asset Series,
unless otherwise
specified.
_Fixed Account deposit
periods, to automatically
transfer at maturity to
available series of the
GET Fund.
_Guaranteed Interest
division (MD & WA only),to
automatically DCA at
maturity to available
series of the GET Fund.
Dollar Cost Averaging and
Pre-Authorized Check
Payments are not permitted
into the GET Fund.
GA-CDF-1095                      Page 1 of 4             10/01/2002 125120

ALLOCATION OF INITIAL PAYMENT          DOLLAR COST AVERAGING (DCA)3
Variable Investment Options            _ I elect DCA for a period of
(Percentages must be in whole number)  _______ months. DCA program will
_%AIM VI Dent Demographic Trends1      commence immediately following
_%AIM VI Growth Fund1                  purchase payment. (6-12 mos. for
_%AllianceBernstein Value1             the Guaranteed Interest Division
_%Alliance Growth and Income1          (DCA Only).)
_%Alliance Premier Growth1             Transfer_______________ every
_%Core Bond Series                     _Month _Quarter
_%Fidelity VIP Equity-Income1          Source Fund:____________________
_%Fidelity VIP Growth1                 {any variable investment option,
_%Fidelity VIP Contrafund(r)1            the Fixed Account - DCA Only or
_%ING GET Fund (when available)        the Guaranteed Interest Division
_%ING JP Morgan MidCap Value1          (DCA Only)}
_%ING MFS Capital Opportunities        To the following variable
_%ING MFS Global Growth1               investment option(s):
_%ING Van Kampen Comstock1             Enter dollar amount or whole
_%ING VPWorldwide Growth1              percentage amount.)
_%ING VP Value Opportunity1            _AIMVI Dent Demographic Trends1
_%ING VP Convertible1                  _AIM VI Growth Fund1
_%ING VP Index Plus LargeCap1          _AllianceBernstein Value1
_%ING VP Index Plus MidCap1            _Alliance Growth and Income1
_%ING VP Index Plus SmallCap1          _Alliance Premier Growth Portfolio1
_%ING VP MagnaCap1                     _Core Bond Series
_%ING VP Large Company Value1          _Fidelity VIP Equity-Income1
_%ING VP LargeCap Growth1              _Fidelity VIP Growth1
_%Int'l Enhanced EAFE Series1          _Fidelity VIP Contrafund(r)1
_%INVESCO VIF Financial Services       _ING JP Morgan MidCap Value 1
_%INVESCO VIF Health Sciences Fund     _ING MFS Capital Opportunities
_%INVESCO VIF Leisure Fund             _ING MFS Global Growth1
_%INVESCO VIF Utilities Fund           _ING Van Kampen Comstock1
_%JPMorgan Fleming Small Cap Equity1   _ING VPWorldwide Growth1
_%Janus Aspen Worldwide Growth1        _ING VP Value Opportunity1
_%Janus Growth and Income Series       _ING VP Convertible1
_%Jennison Portfolio                   _ING VP Index Plus LargeCap1
_%Liquid Asset Series                  _ING VP Index Plus MidCap1
_%PIMCO High Yield Portfolio           _ING VP Index Plus SmallCap1
_%Pioneer Fund VCT1                    _ING VP MagnaCap1
_%Pioneer Small Company VCT1           _ING VP Large Company Value1
_%Putnam VT Growth and Income Fund1    _ING VP LargeCap Growth1
_%Putnam VT Int'l Growth and Income1   _Int'l Enhanced EAFE Series1
_%Putnam VT Voyager Fund II1           _INVESCO VIF Financial Services
_%Research Series                      _INVESCO VIF Health Sciences Fund
_%SP Jennison Int'l Growth1            _INVESCO VIF Leisure Fund
_%Total Return Series                  _INVESCO VIF Utilities Fund
_%UBS Tactical Allocation1             _JPMorgan Fleming Small Cap Equity1
_%Value Equity Series                  _Janus Aspen Worldwide Growth1
Fixed Investment Options               _Janus Growth and Income Series
Not Available in MD & WA               _Jennison Portfolio
_%Fixed Account 1-Year DCA Term        _Liquid Asset Series
_%Fixed Account 1-Year Term            _PIMCO High Yield
_%Fixed Account 3-Year Term            _Pioneer Fund VCT1
_%Fixed Account 5-Year Term            _Pioneer Small Company VCT1
_%Fixed Account 7-Year Term2           _Putnam VT Growth and Income Fund1
_%Fixed Account 10-Year Term2          _Putnam VT Int'l Growth and Income1
Available in MD & WA                   _Putnam VT Voyager Fund II1
_%Guaranteed Interest Division         _Research Series
  (DCA Only)                           _SP Jennison Int'l Growth1
100%Total                              _Total Return Series
                                       _UBS Tactical Allocation1
                                       _Value Equity Series
1 The available share class is subject to distribution and/or service (12b-1) fees.
2 Not available in OR
3 DCA does not ensure a profit or guarantee against loss in a declining market.
GA-CDF-1095                 Page 2 of 4               01/01/2002 125120


TELEPHONE REALLOCATION AUTHORIZATION
(Owner's initials to validate agent) _________________
I authorize Golden American to act upon reallocation instructions given by electronic means or voice command from the agent that signs below and/or the following individuals: _____________________, ______________________;
upon furnishing his/her social security number or alternative identification. Neither Golden American nor any person authorized by Golden American will be responsible for any claim loss, liability, or expenses in connection with reallocation instructions received by electronic means or voice command from such person if Golden American or other such person acted on such electronic means or voice command in good faith in reliance upon this authorization. Golden American will continue to act upon this authorization until such time as the person indicated above is no longer affiliated with the broker/dealer under which my contract was purchased or until such time as I notify Golden American in writing of a change in instructions.


STATE REQUIRED NOTICES
Below are notices that apply only in certain states. Please read the following carefully to see if any apply in your state.
Arkansas, Colorado, Kentucky, Louisiana, New Mexico, Ohio, Oklahoma, Pennsylvania and Washington, DC: "Any person who knowingly and with intent to defraud any insurance company or any other person, files an application for insurance or statement of claim containing any materially false information, or conceals for the purpose of misleading information concerning any fact material thereto, commits a fraudulent insurance act which is a crime and subjects such person to criminal and civil penalties.
California: For your protection, California law requires the following to appear on this form. "Any person who knowingly presents a false or fraudulent claim for the payment of a loss is guilty of a crime and may be subject to fines and confinement in a state prison."
California Assembly Bill 2107 Disclosure: The sale or liquidation of any asset in order to buy insurance, either life insurance or an annuity contract, may have tax consequences. Terminating any life insurance policy or annuity contract may have early withdrawal penalties or other costs or penalties, as well as tax consequences.
You may wish to consult independent legal or financial advice before the sale or liquidation of any asset, stock, bond, IRA, certificate of deposit, mutual fund, life insurance policy, annuity contract or other asset.
Florida: "Any person who knowingly and with the intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete or misleading information is guilty of a felony of the third degree."
Maine, Tennessee: "It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or denial of insurance benefits."
Minnesota: This contract is not protected by the Minnesota Life and Health Insurance Guaranty Association or the Minnesota Guarantee Association. In the case of insolvency, payment of claim is not guaranteed. Only the assets of this insurer will be available to pay your claim.
New Jersey: "Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties."
Virginia: "A person who, with the intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may have violated the state law."

ACCOUNT REBALANCING PROGRAM
_ I elect the Account Rebalancing Program. (check one)
_ Monthly _ Quarterly _ Semiannually _ Annually
With this program, amounts in the variable investment options are reallocated, as frequently as you elect above, to reflect the percentages indicated on this form. May not use DCA concurrently. Account Rebalancing Program is not permitted into the GET Fund.

SYSTEMATIC WITHDRAWAL OPTION
Amount (per year): $______________ or ______________% (up to a maximum of
10% per account year)
Frequency: _ Monthly _ Quarterly  _Semiannually _ Annually

Start date: ____________________ (mo/yr) on the _ 15th or _ 28th

 *Electronically deposit my payments to: Account # ______________________ Bank Routing # ____________________________ (Please attach VOIDED check.)
 *Federal law requires that 10% must be withheld from taxable distributions unless you elect not to have taxes withheld.
You may be subject to tax penalties if your payments of estimated tax and withholding are not adequate.
_ I do not wish to have taxes withheld
 *GALIC offers other Systematic Distribution Options. Please refer to the Systematic Distribution Options form.

SPECIAL REMARKS







GA-CDF-1095                   Page 3 of 4               10/01/2002 125120

EXISTING COVERAGE
Do you currently have any existing annuity or life insurance policies or coverage? _ Yes (If yes, please continue below.) _ No
This purchase may involve discontinuing or changing an existing policy or contract. If so, a replacement is occurring. Financed purchases are also considered replacements.
A replacement occurs when a new policy or contract is purchased and, in connection with the sale, you discontinue making premium payments on the existing policy or contract, or an existing policy or contract is surrendered, forfeited, assigned to the replacing insurer, or otherwise terminated or used in a financed purchase.
A financed purchase occurs when the purchase of a new life insurance policy or an annuity contract involves the use of funds obtained by the withdrawal or surrender of or by borrowing some or all of the policy values, including accumulated dividends, of an existing policy, to pay all or part of any premium or payment due on the new policy. A financed purchase is a replacement.
You should carefully consider whether a replacement is in your best interest. You will pay acquisition costs and there may be surrender costs deducted from your policy or contract. You may be able to make changes to your existing policy or contract to meet your insurance needs at less cost. A financed purchase will reduce the value of your existing policy and may reduce the amount paid upon the death of the insured.
We want you to understand the effects of replacements before you make your purchase decision and ask that you answer the following questions.
1. Are you considering discontinuing making premium payments, surrendering, forfeiting, assigning to the insurer, or otherwise terminating your existing policy or contract? Yes _ No _
2. Are you considering using funds from your existing policies or contracts to pay premiums due on the new policy or contract?
Yes _ No _
If you answered "yes" to either of the above questions, please complete The "Important Notice; Replacement if Life Insurance of Annuities" Form #10706 and return a copy with this form, with any state replacement forms, if applicable.
I do not want this notice read aloud to me, ________(Owner/Applicant's must initial only if they do not want the notice read aloud.)

DISCLOSURES AND SIGNATURES ____________
Please read the following statements carefully and sign below:
By signing below, I acknowledge receipt of the current Prospectus. I agree that, to the best of my knowledge and belief, all statements and answers herein are complete and true and may be relied upon in determining whether to issue the contract. Only the owner and GALIC have the authority to modify this form.
Contracts and policies and underlying Series shares or securities which fund contracts and policies are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. Also, they are subject to market fluctuation, investment risk and possible loss of principal invested.
I understand that the contract's cash surrender value, when based on the investment experience of the Separate Account, may increase or decrease on any day and that no minimum value is guaranteed. The contract's coverage is in accord with my anticipated financial objectives.
I understand that any amount allocated to the Fixed Account (MVA Account) may be subject to a Market Value Adjustment, which may cause the values to increase or decrease, prior to a specified date or dates as specified in the contract. (This account is not available in MD or WA.)
My signature certifies, under penalty of perjury, that the taxpayer identification number provided is correct. I am not subject to backup withholding because: I am exempt; or I have not been notified that I am subject to backup withholdings resulting from failure to report all interest dividends; or I have been notified that I am no longer subject to backup withholding. (Strike out the preceding sentence if subject to backup withholding.) The IRS does not require my consent to any provision of this document other than the certifications required to avoid backup withholding.
__________________________________________________________________________
Signature of Owner                           Signed at (City, State)  Date
__________________________________________________________________________
Signature of Joint Owner (If applicable)     Signed at (City, State)  Date
__________________________________________________________________________
Signature of Annuitant (If other than owner) Signed at (City, State)  Date


FOR AGENT USE ONLY
Do you have reason to believe that the contract applied for will replace any existing annuity or life insurance coverage?
_ Yes (If yes, the Replacement Notice, Form # 107606 must e completed and submitted with this form.) _ No
_ A _ B _ C Client's Account Number: ___________________________________

__________________________________________________________________________
Agent Signature              Print Agent Name         Agent Phone Number
__________________________________________________________________________
Social Security #            License#/Broker -Code    Broker/Dealer/Branch


GA-CDF-1095                   Page 4 of 4                10/01/2002 125120